Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Magna International Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to Be Paid	Debt	Debt Securities	457(o)	(1)	(1)	$1,500,000,000(2)	$0.00011020	$165,300

Fees Previously Paid

	Total Offering Amounts					$1,500,000,000		$165,300

	Total Fees Previously Paid							$0

	Total Fee Offsets							$162,250

	Net Fee Due							$3,050(3)

(1)

There are being registered under the Registration Statement to which this exhibit pertains (this “Registration Statement”) such indeterminate number of debt securities of Magna International Inc. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $1,500,000,000 (or its equivalent in any other currency used to denominate the securities).

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(3)

A registration fee of $259,600 was previously paid with respect to securities registered under the Registrant’s registration statement on Form F-10 filed on April 14, 2020 (the “Prior Registration Statement”), pertaining to the registration of $2,000,000,000 of securities of the Registration, of which $1,250,000,000 remains unutilized and therefore available for future registration fees pursuant to Rule 457(p) under the Securities Act. As the total filing fee required for this Registration Statement is $165,300, taking into consideration the available offset of $162,250 from the Prior Registration Statement, the Registrant has accordingly transmitted $3,050 otherwise due for this Registration Statement. The Registrant has also terminated or completed any offering that included the unsold securities associated with the claimed offset under the Prior Registration Statement.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Magna International Inc.	F-10	333-237672	April 14, 2020		$162,250	Debt	(1)	N/A	$1,250,000,000

Fee Offset Sources	Magna International Inc.	F-10	333-237672		April 14, 2020						$162,250

(1)

The Registrant registered under the Prior Registration Statement such indeterminate number of debt securities of the Registrant as shall have an aggregate initial offering price not to exceed $2,000,000,000.

2